FOR IMMEDIATE RELEASE

HomeTrust Bancshares Announces Appointment of New Director
ASHEVILLE, NC, August 29, 2019 - HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Company’s Board of Directors (the “Board”) has appointed John Switzer as Director, effective September 3, 2019. Mr. Switzer is also appointed to the Board of Directors of the Bank, effective September 3, 2019. Mr. Switzer previously served as an Advisory Director of the Company and the Bank since January 1, 2019.
Mr. Switzer retired as the Managing Partner of the Charlotte office of KPMG LLP, and the Market Leader for KPMG’s Coastal Business Unit, encompassing offices in the Carolinas, Florida, and Puerto Rico. Over his 38-year career at the firm, he held various leadership roles which also included serving as the Managing Partner of the Cleveland, Louisville, and Lexington, Kentucky offices, as well as other leadership roles within the firm. Throughout his career, Mr. Switzer served as the lead audit partner for numerous publicly traded global & domestic companies in multiple industries. Mr. Switzer is a director of Barings BDC, a publicly traded business development company, where he also serves as the audit committee chairman. He also is a director of CTE (Carolina Tractor and Equipment Company) and a current board member for the Foundation for the Mint Museum and the National Association of Corporate Directors Carolinas Chapter. In addition, he has served on numerous other not-for-profit boards in several cities throughout his career.

“John’s proven background as a business leader, a CPA, and a lead audit partner for public companies, as well as his extensive board experience will be of great benefit to our board of directors,” said Dana Stonestreet, Chairman, President & CEO. “We are pleased to welcome him to our Board and look forward to the many contributions his expertise will bring to our Company.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2019, the Company had assets of $3.5 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 43 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, Cary, and Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City/Bristol, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 2nd largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on our website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.
WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet - Chairman, President and Chief Executive Officer
Tony J. VunCannon - Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939